NUMBER

№

SHARES

SIMMONS FIRST NATIONAL CORPORATION

COMMON STOCK

AN ARKANSAS CORPORATION

PINE BLUFF, ARKANSAS

COMMON STOCK

CUSIP: 828730 20 0

This Certifies that

SPECIMEN

is the owner of

of fully paid and non-assessable shares of $0.01 par value Class A Common Stock of Simmons First National Corporation, an Arkansas Corporation, transferable only on the books of the Corporation by the holder hereof in person, or by attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and of the By-Laws of the Corporation to all of which the holder by his acceptance hereof assents. Copies of the Articles of Incorporation and By-Laws may be examined by any stockholder, without charge, at any reasonable time at the office of the Corporation or the Transfer Agent. This Certificate is not valid until countersigned by the Transfer Agent.

Witness the seal of the Corporation and the facsimile signatures of those duly authorized officers.

DATED:

Chairman and Chief Executive Officer

SIMMONS FIRST NATIONAL CORPORATION
CORPORATE SEAL 1968
JEFFERSON COUNTY ARKANSAS

Secretary

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, or any assignment in connection therewith, shall be construed as though they were written out in full according to applicable laws or regulations.:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tennants in common

UNIF GIFT MIN ACT— . . . . Custodian. . . . .
(Cust) (Minor)
under Uniform Gifts to Minors
Act. . . . .
(State)

For Value received, ____________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____

____ *Shares*

of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ______________________

____ *Attorney*

to transfer the said stock on the books of the within-named Association with full power of substitution in the premises.

Dated, ______________________

____

____

Signature Guaranteed By: Signatures

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

If a corporation, signature must be by an authorized officer, accompanied by certified copy of the current Resolution or By-Laws indicating such authority. If a partnership or association, signature must be by an authorized officer, partner, or agent, accompanied by evidence of such authority.